Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. (File No. 333- 255700) of Muscle Maker Inc., of our report dated April 15, 2021, relating to the combined financial statements as of and for the year ended December 31, 2020 of TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC, Poke Co Holdings LLC, TNB Holdings II, LLC and PKM Stamford, LLC, which appear in this Current Report on Form 8-K/A of Muscle Maker Inc.

/s/ Benjamin & Ko

July 28, 2021